Exhibit 10.16

ADDENDUM TO OFFER OF EMPLOYMENT LETTER

This Addendum, dated as of May 14, 2024 (this “Addendum”) is an addendum to that Offer of Employment dated March 17, 2023 (the “Offer Letter”), and is entered into by and between USA Rare Earth, LLC, a Delaware limited liability company (the “Company”) and Stephen Ridge (the “Employee”) (each of the Employee and the Company, a “Party,” and collectively, the “Parties”).

WHEREAS, the Company desires to retain the services of the Employee and amend the role, responsibilities, and duties of Employee and the Employee desires to be retained by the Company upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration including, but not limited to, monetary payments and Confidential Information which have been and shall in the future be provided to Employee, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Compensation

Employee shall continue in his role, but with all administrative and day-to-day tasks assumed by David Kronenfeld. In recognition of the reduced scope of the role, Employee’s annual base salary shall be reduced to $150,000. Employee shall continue to receive all current insurance and other benefits.

Employee shall be entitled to indemnification by the Company for all lawful actions taken on its behalf and advancement of any legal fees expended by Employee in defense against any action brought against him with regards to actions taken in his role as Employee.

Employee shall be entitled to a $300,000 cash payment for completion of an economically and technically feasible flow sheet.

Employee shall be entitled to a $300,000 cash payment for completion of a funding of the first line of the magnet project via sale, strategic partnership, customer prepay, or other means.

Non-Compete

The Non-Competition section of the Offer Letter is hereby void and unenforceable.

Employee acknowledges that this Addendum applies only to those terms which have been amended herein and the obligations of the Offer Letter, including but not limited to Confidentiality, Non-Solicitation, Non-Disparagement, and At-Will Employment, continue to remain in place.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

USA RARE EARTH, LLC

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

EMPLOYEE

By:	/s/ Stephen Ridge
Name:	Stephen Ridge

Addendum to Offer of Employment Letter